EXHIBIT 99.1

-NEWS RELEASE-

Company Contact:	Investor Relations:
Joseph Czyzyk	Larry Barrios
Mercury Air Group, Inc.	The MWW Group
(310) 827-2737	(213) 486-6560

Mercury Air Group Advises the American Stock Exchange of Intent to File
Annual Report with the SEC No Later than December 31, 2003

Los Angeles, November 25, 2003 – Mercury Air Group, Inc. (Amex: MAX; PCX) announced that on November 24, 2003 the American Stock Exchange (“Exchange”) accepted Mercury’s plan to regain compliance with the Exchange’s continued listing standards and, therefore, subject to certain conditions, the Company’s listing on the Exchange was being continued pursuant to an extension to allow Mercury time to come into compliance. As described in its plan, as submitted to the Exchange, the Company intends on filing its Annual Report on Form 10-K for its fiscal year ended June 30, 2003 (“2003 10-K”) with the Securities and Exchange Commission (“SEC”) no later than December 31, 2003 and, within 5 business days thereafter, filing its Quarterly Report on Form 10-Q for the period ended September 30, 2003 (“1st Quarter 10-Q”).

Mercury initially received notice from the Exchange on October 17, 2003 that as a result of not filing its 2003 10-K by the SEC’s filing deadline, that the Company was not in compliance with the Exchange’s continued filing requirements. Mercury advised the Exchange on November 11, 2003 that it required additional time to file its 2003 10-K with the SEC. In response to Mercury’s notice, the Exchange reiterated that Mercury was not in compliance with the continued listing requirements and requested Mercury to submit a plan to bring Mercury into compliance. In its plan, as submitted to the Exchange, Mercury intends to engage its current independent accountants to conduct and complete a re-audit of its financial statements for the previous two fiscal years ended June 30, 2002 and 2001. The projected filing date of December 31, 2003 for Mercury’s 2003 10-K should allow adequate time for Mercury to file its 2003 10-K with the SEC, to be followed within five business days by its 1st Quarter 10-Q.

On November 24, 2003 the Exchange advised the Company that the Exchange had accepted Mercury’s plan, and that the Company will remain listed for the duration of the plan period, subject to, among other things, periodic review by the Exchange to determine whether Mercury is making progress consistent with the plan. Mercury has also advised the Exchange that it intends to issue a press release regarding the Company’s financial results for its 1st quarter ended September 30, 2003 no later than December 5, 2003.

Although it is the Company’s intent to file its 2003 10-K on or before December 31, 2003, the Company cannot ensure that the report will be filed with the SEC in accordance with the plan. The Exchange advises that it is authorized, if it deems necessary, to initiate immediate delisting proceedings at any time during the plan period. If Mercury has not come into compliance with the Exchange’s continued listing standards by December 31, 2003 the Exchange will likely initiate delisting procedures.

About Mercury Air Group

Los Angeles-based Mercury Air Group (AMEX/PCX/MAX) provides aviation petroleum products, air cargo services and transportation, and support services for international and domestic commercial airlines, general and government aircraft and specialized contract services for the United States government. Mercury Air Group operates four business segments worldwide: Mercury Air Centers, Inc., MercFuel, Inc., Maytag Aircraft Corporation and Mercury Air Cargo, Inc. For more information, please visit www.mercuryairgroup.com.

Certain statements contained in this news release, which are not historical facts, are forward looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. The Company intends these forward-looking statements to speak only as of the time of the news release and does not undertake to update or revise them, as more information becomes available.

For further information please contact Joseph Czyzyk of Mercury Air Group, Inc. at (310) 827-2737 or Investors Relations, Larry Barrios of The MWW Group at (213) 486-6560.